UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
 EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  April 25, 2012

S.Y. BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	1-13661	61-1137529
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1040 East Main Street, Louisville, Kentucky, 40206
(Address of principal executive offices)

(502) 582-2571
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On April 25, 2012, the Company held its 2012 annual meeting of shareholders (the "Annual Meeting"). As of the record date there were 13,867,225 shares of Common Stock outstanding and entitled to one vote on each matter presented for vote at the Annual Meeting.  At the Annual Meeting, 12,009,717 or 86.6% of the outstanding common shares entitled to vote were represented in person or by proxy. Those shares were voted as follows:

1.	Fixing the number of directors at twelve:
For	11,897,915
Against	47,813
Abstain	63,989
Broker non-vote	0
2.	The following individuals were nominated in 2012 to serve until the next Annual Meeting of Shareholders in 2013. All nominees were elected. The results were as follows:
	Votes For	Votes Withheld	Broker Non-Votes
David H. Brooks	9,165,786	267,793	2,576,138
Charles R. Edinger, III	9,168,382	265,197	2,576,138
David P. Heintzman	9,131,091	302,488	2,576,138
Carl G. Herde	9,276,691	156,888	2,576,138
James A. Hillebrand	9,132,314	301,265	2,576,138
Richard A. Lechleiter	9,275,675	157,904	2,576,138
Bruce P. Madison	9,168,157	265,422	2,576,138
Richard Northern	9,314,279	119,300	2,576,138
Nicholas X. Simon	9,314,279	119,300	2,576,138
Norman Tasman	9,166,821	266,758	2,576,138
Kathy C. Thompson	9,108,078	325,501	2,576,138
3.	Ratification of KPMG LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2012:
For	11,757,235
Against	182,828
Abstain	69,654
Broker non-vote	0
4.	Approving a non-binding resolution to approve the compensation of S.Y. Bancorp's named executive officers.
For	7,872,711
Against	1,208,327
Abstain	352,541
Broker non-vote	2,576,138

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	April 27, 2012	S.Y. BANCORP, INC.

		By:	/s/ Nancy B. Davis
Nancy B. Davis, Executive Vice
President, Treasurer and Chief
Financial Officer